Exhibit (a.31)

FRONTEGRA FUNDS, INC.

Articles of Amendment

Frontegra Funds, Inc., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of the Corporation from Frontegra Funds, Inc. to Frontier Funds, Inc.

SECOND: The Charter is hereby further amended to change the name of all of the series of Common Stock of the Corporation designated as part of the Frontegra Funds family as follows:

Current Name:

Name After Redesignation:

Frontegra RobecoSAM Global Equity Fund

Frontier RobecoSAM Global Equity Fund

Frontegra Timpani Small Cap Growth Fund

Frontier Timpani Small Cap Growth Fund

Frontegra Netols Small Cap Value Fund

Frontier Netols Small Cap Value Fund

Frontegra Phocas Small Cap Value Fund

Frontier Phocas Small Cap Value Fund

Frontegra MFG Core Infrastructure Fund

Frontier MFG Core Infrastructure Fund

Frontegra MFG Global Equity Fund

Frontier MFG Global Equity Fund

THIRD: The foregoing amendments to the Charter (the “Amendments”) were approved by a majority of the entire Board of Directors of the Corporation.

FOURTH: The Amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

FIFTH: These Articles of Amendment will become effective at 12:01 a.m. on October 31, 2014.

IN WITNESS WHEREOF, Frontegra Funds, Inc. has caused these Articles of Amendment to be signed as of the 27th day of October, 2014 in its name and on its behalf by its duly undersigned authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under penalties for perjury.

Attest:

Frontegra Funds, Inc.

__________________________

______________________________

Elyce D. Dilworth

William D. Forsyth III

Treasurer

President